UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On January 17, 2007, SAVVIS, Inc. (the “Company “) and MLT, LLC (“MLT”), a stockholder of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Lehman Brothers Inc., as representatives of the several underwriters named therein, pursuant to which MLT has agreed to sell, and the Underwriters have agreed to purchase, 7,625,110 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), at a price per share of $39.00, less an underwriting discount of $1.8525 per share. The Company will not receive any of the proceeds of the offering. The offering is expected to close on or about January 23, 2007.

A copy of the Underwriting Agreement is filed as an exhibit to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated January 17, 2007, among SAVVIS, Inc., MLT, LLC, Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Lehman Brothers Inc., as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: January 18, 2007	By:	/s/ Eugene V. DeFelice
Name: Eugene V. DeFelice
Title: Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated January 17, 2007, among SAVVIS, Inc., MLT, LLC, Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Lehman Brothers Inc., as representatives of the several underwriters named therein.